UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2007 (March 26, 2007)

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22619 Pacific Coast Highway, Malibu, California	90265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

JAKKS PACIFIC, INC.
INDEX TO FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
MARCH 29, 2007

ITEMS IN FORM 8-K

Item 1.01. Entry into a Material Definitive Agreement

The employment agreements for Jack Friedman, our Chairman and Chief Executive Officer, and Stephen Berman, our President and Chief Operating Officer, provide, inter alia, that for each fiscal year between 2005 through 2010, their respective annual bonuses will depend on our achieving certain earnings per share growth targets, with such earnings per share growth targets to be determined annually by the Compensation Committee of our Board of Directors before the end of our first fiscal quarter. This bonus is paid in accordance with the terms and conditions of our 2002 Stock Award and Incentive Plan (the “Plan”). The criteria for the executives’ respective 2007 bonuses have been set by the Compensation Committee as follows (subject to the discretion reserved by the Compensation Committee to make further adjustments thereto):

The percentage set forth on the following table which corresponds to the increase in our Adjusted EPS (as defined below) for 2007 over the Adjusted EPS during 2006, multiplied by the executives’ respective base salaries in 2007:

Adjusted EPS Growth	Bonus Equals % of Salary
4%	40%
4.5%	60%
5%	80%
6%	100%
7%	115%
8%	135%
9%	155%
10%	175%
12%	195%
14%	210%
14.5%	230%
15%	250%

The term “Adjusted EPS” means the net income per share of our common stock, calculated on a fully-diluted basis as determined by our then current auditors in accordance with GAAP, applied on a basis consistent with past periods, as adjusted in the sole discretion of the Compensation Committee to take account of extraordinary or special items, and/or as otherwise may be permitted by the Plan, and such determination by the auditors, absent manifest error, as adjusted by the Compensation Committee, will be conclusive and binding upon us and the respective executive.

The foregoing is only a summary of certain of the terms of our employment agreements with these named executives. For a complete description, copies of such agreements are annexed herein in their entirety as exhibits or are otherwise incorporated herein by reference.

Item 8.01  Other Events

On March 26, 2007, Jack Friedman, our Chairman and Chief Executive Officer, entered into a trading plan intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Mr. Friedman’s trading plan provides for the sale of up to 150,000 shares of our common stock, which sales will not commence until shortly after the filing of our Quarterly Report on Form 10-Q for the quarter ending September 30, 2007. The sales under Mr. Friedman’s plan are intended to span between one and two months after the initial sale thereunder.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description

10.1	Amended and Restated Employment Agreement between the Company and Jack Friedman, dated as of March 26, 2003(1)

10.2	Amended and Restated Employment Agreement between the Company and Stephen G. Berman dated as of March 26, 2003(1)

____________________
(1)  Filed on March 31, 2003 as an exhibit to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2002, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: March 29, 2007
By:/s/ JOEL M. BENNETT Joel M. Bennett, CFO